Exhibit 99.1

PRESS RELEASE

CONTACTS:
Christian Gunning Director, Corporate Communications cgunning@boingo.com (310) 586-4009	Laura Foster / Andrew Greenebaum Addo Communications lauraf@addocommunications.com / andrewg@addocommunications.com (310) 829-5400

Boingo Wireless Reports Strong Fourth Quarter and Fiscal Year 2011 Financial Results

2011 revenue increases 18% and adjusted EBITDA increases 57% over prior year

2012 full year guidance of 19% revenue growth and 30% adjusted EBITDA growth

LOS ANGELES – February 16, 2012 – Boingo Wireless, Inc. (NASDAQ: WIFI), the world’s leading Wi-Fi software and services provider, today announced the company’s financial results for the fourth quarter and full year ended December 31, 2011.

Fourth Quarter 2011 Financial Highlights

Boingo Wireless reported revenue of $25.9 million, compared to $21.4 million for the fourth quarter of 2010, an increase of 21.0 percent.

Adjusted EBITDA was $8.9 million, compared to $3.8 million for the fourth quarter of 2010, an increase of 136.7 percent.  Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and reconciled to net income (loss), the most comparable measure under GAAP, in the section entitled “Use of non-GAAP financial measures.”

Net income attributable to common stockholders was $1.9 million, or $0.05 per diluted share. This is compared to net income attributable to common stockholders for the fourth quarter of 2010 of $9.2 million, or $0.32 per diluted share.  Excluding the tax impact of the valuation allowance in 2011 and in 2010, and the impact of the accretion of convertible preferred stock in 2010, net income attributable to common stockholders was $1.3 million in 2011 compared to $0.1 million in 2010.

The company generated $9.6 million in cash from operating activities and ended the fourth quarter with total cash and cash equivalents of $93.9 million.

Management Commentary

“The fourth quarter marked a strong end to an exciting year for Boingo Wireless,” said David Hagan, President and Chief Executive Officer of Boingo Wireless.  “Since our May 2011 IPO, we have delivered three consecutive quarters of financial results in-line with our stated guidance range.  Underlying our profitable growth is the ongoing expansion of Boingo’s global Wi-Fi network which now spans more than

400,000 Wi-Fi locations in over 100 countries worldwide.  The continued strength of our managed and operated network and our affiliated networks continues to be a critical growth driver for both our retail and wholesale businesses.  In fact, our retail service was recently voted ‘Best Wi-Fi Service’ by Global Traveler Magazine, our second win of this award in three years.”

Mr. Hagan added, “Looking ahead to 2012 and beyond, we are optimistic about our prospects. We enter 2012 with a robust pipeline of new venue launches and wholesale partnerships that are expected to propel our business in the coming quarters and years.”

Business Highlights

Key accomplishments include:

•     Agreements with Nintendo of America Inc. and Nintendo of Europe to provide free Wi-Fi access to Nintendo 3DS™ owners via 42 of Boingo’s North American airports and via Boingo’s managed and operated hotspots at some of the UK’s largest airports.

•     Agreements with ADR Tel S.p.A. to provide managed Wi-Fi services in Rome’s Leonardo da Vinci Fiumicino (FCO) and G.B. Pastine Ciampino (CIA) airports.  The new agreements make Boingo the exclusive Wi-Fi provider for the Ciampino airport, and a premium Wi-Fi provider for the Fiumicino airport.  The Rome airport agreements represent an expansion in Italy, joining Boingo’s existing networks at Malpensa (MXP) and Linate (LIN) airports in Milan.

•     An agreement with Aeroportos de Portugal, SA (ANA) to exclusively provide Wi-Fi services at the 10 largest airports in Portugal.

•     An agreement with Glimcher Properties Limited Partnership to manage Wi-Fi services within the food courts at 18 shopping centers nationwide.

•     Agreements with Westfield, LLC and Cafaro affiliated companies to manage and operate Wi-Fi services at 17 Westfield shopping centers and 3 Cafaro shopping centers. Boingo’s managed and operated Wi-Fi network now includes 43 malls nationwide.

•     An agreement with Skyrove (Pty) Ltd., South Africa’s largest independent Wi-Fi hotspot operator, granting Boingo customers access to an additional 600 hotspots throughout the country.

Fiscal Year 2011 Financial Highlights

Boingo Wireless reported revenue of $94.6 million, compared to $80.4 million for the year ended 2010, an increase of 17.6 percent.

Adjusted EBITDA was $28.6 million, compared to $18.2 million for year ended 2010, an increase of 56.7 percent.  Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and reconciled to net income (loss), the most comparable measure under GAAP, in the section entitled “Use of non-GAAP financial measures.”

Net income attributable to common stockholders was $4.7 million, or $0.17 per diluted share. This is compared to net income attributable to common stockholders for the full year 2010 of $10.7 million, or $0.49 per diluted share.

Business Outlook

Boingo Wireless is initiating guidance for the first quarter ending March 31, 2012, as follows:

First Quarter 2012

•     Revenue is expected to be in the range of $24.0 million to $25.0 million.

•     Adjusted EBITDA is expected to be in the range of $7.5 million to $8.5 million.

•     Net income attributable to common stockholders is expected to be in the range of $1.0 million to $1.5 million, or $0.03 to $0.04 per diluted share.

Boingo Wireless is initiating guidance for the full year ending December 31, 2012, as follows:

Full Year 2012

•     Revenue is expected to be in the range of $110.5 million to $114.5 million.

•     Adjusted EBITDA is expected to be in the range of $35.5 million to $38.5 million.

•     Net income attributable to common stockholders is expected to be in the range of $9.7 million to $11.7 million, or $0.26 to $0.31 per diluted share.

Conference call information

Members of Boingo Wireless’ management will host a conference call to discuss its 2011 fourth quarter and fiscal year results as well as the company’s future outlook for the first quarter and fiscal year 2012 beginning at 4:30 pm ET (1:30 pm PT), today, February 16, 2012. To participate in the conference call, investors from the U.S. and Canada should dial (877) 941-2068 ten minutes prior to the scheduled start time. International callers should dial (480) 629-9712. In addition, the call will be broadcast live over the Internet hosted on the Investor Relations section of the company’s website at http://investors.boingo.com and will be archived online upon completion of the conference call.

Use of non-GAAP financial measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA as a supplemental measure of its performance.  The company defines Adjusted EBITDA as net income (loss) attributable to common stockholders plus depreciation, accretion of convertible stock, income taxes, amortization of intangible assets, stock-based compensation expense, non-controlling interests expense and interest and other expense (income), net.

Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States of America, or GAAP, operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net (loss) income, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Preliminary Nature of Reported Results

The fourth quarter and full year 2011 financial results reported in this press release are preliminary and unaudited. The Company expects to announce final results in March 2012, when it files its Annual Report on Form 10-K for the year ended December 31, 2011. Final results could differ from the preliminary results reported in this press release. The Company assumes no obligation and does not intend to update these preliminary results prior to filing its Annual Report on Form 10-K for the year ended December 31, 2011.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI), the world’s leading Wi-Fi software and services provider, makes it easy, convenient and cost-effective for people to enjoy Wi-Fi access on their laptop or mobile device at more than 400,000 hotspots worldwide. With a single account, Boingo users can access the mobile internet via Boingo Network locations that include the top airports around the world, major hotel chains, cafés and coffee shops, restaurants, convention centers and metropolitan hot zones. Boingo and its Concourse Communications Group subsidiary operate wired and wireless networks at large-scale venues worldwide such as airports, major sporting arenas, malls, and convention centers, as well as quick serve restaurants. For more information about Boingo, please visit http://www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”), including Boingo’s prospectus previously filed with SEC pursuant to Rule 424(b)(4) on May 5, 2011. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo! are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

	Unaudited		Unaudited

Revenue	$25,899	$21,409	$94,558	$80,420

Costs and operating expenses:
Network access	9,929	8,683	37,082	31,961
Network operations	4,084	3,783	15,849	13,508
Development and technology	2,241	2,281	9,433	8,475
Selling and marketing	1,999	1,697	7,409	5,985
General and administrative	3,343	3,508	11,953	10,645
Amortization of intangible assets	263	569	1,655	2,491
Total costs and operating expenses	21,859	20,521	83,381	73,065
Income from operations	4,040	888	11,177	7,355
Interest and other (expense) income, net	116	(154)	(176)	(137)
Income before income taxes	4,156	734	11,001	7,218
Income taxes	1,999	(9,869)	4,066	(9,063)
Net income	2,157	10,603	6,935	16,281
Net income attributable to non-controlling interests	222	197	642	547
Net income attributable to Boingo Wireless, Inc.	1,935	10,406	6,293	15,734
Accretion of convertible preferred stock	—	(1,194)	(1,633)	(5,020)
Net income attributable to common stockholders, basic	$1,935	$9,212	$4,660	$10,714

Net income per share attributable to common stockholders:
Basic	$0.06	$1.58	$0.19	$1.84
Diluted	$0.05	$0.32	$0.17	$0.49

Weighted average shares used in computing net income per share attributable to common stockholders:
Basic	33,357	5,836	24,014	5,834
Diluted	36,805	32,820	27,481	31,899

Boingo Wireless, Inc.

Schedule of Non-GAAP Reconciliations

(Unaudited)

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net income attributable to common stockholders	$1,935	$9,212	$4,660	$10,714
Depreciation	3,407	2,110	12,301	7,511
Accretion of convertible preferred stock	—	1,194	1,633	5,020
Income taxes	1,999	(9,869)	4,066	(9,063)
Amortization of intangible assets	263	569	1,655	2,491
Stock-based compensation expense	1,148	183	3,423	867
Non-controlling interests	222	197	642	547
Interest and other expenses (income), net	(116)	154	176	137
Adjusted EBITDA	$8,858	$3,750	$28,556	$18,224